Exhibit 99

Piper Jaffray Companies Announces
2014 Third Quarter Results

MINNEAPOLIS – October 23, 2014 – Piper Jaffray Companies (NYSE: PJC) today announced its financial results for the quarter ended September 30, 2014.
Financial Highlights

•
Adjusted net income from continuing operations(1) was $16.9 million, or $1.03 per diluted common share(1), in the third quarter of 2014, compared to $11.6 million, or $0.72 per diluted common share, in the third quarter of 2013, and $20.5 million, or $1.25 per diluted common share, in the second quarter of 2014.

•
Adjusted net revenues from continuing operations(1) were $155.9 million in the third quarter of 2014, compared to $125.0 million and $166.7 million in the third quarter of 2013 and the second quarter of 2014, respectively.

•	Advisory services revenues of $66.3 million in the third quarter of 2014 and $145.7 million in the first nine months of 2014 were both records.

•	Adjusted pre-tax operating margin(1) was 17.3% in the third quarter of 2014, compared to 13.9% and 19.2% in the third quarter of 2013 and the second quarter of 2014, respectively.

•	Assets under management were $12.2 billion at September 30, 2014, compared to $10.6 billion in the year-ago period and $12.6 billion at the end of the second quarter of 2014.

•
Rolling 12 month return on average common shareholders' equity increased to 10.2% at September 30, 2014, compared to 4.1% at September 30, 2013. Our rolling 12 month return on average tangible common shareholders' equity(2) improved to 15.2% at September 30, 2014.

•	Book value per share increased 8.5% from September 30, 2013 to $53.26 a share at September 30, 2014.

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '14	3Q '14	Sept. 30,	Sept. 30,	Percent
(Amounts in thousands, except per share data)	2014	2014	2013	vs. 2Q '14	vs. 3Q '13	2014	2013	Inc/(Dec)
As Adjusted(1)
Net revenues	$155,850	$166,698	$125,023	(6.5)%	24.7%	$484,045	$333,758	45.0%
Net income from continuing operations	$16,885	$20,494	$11,646	(17.6)%	45.0%	$57,414	$29,094	97.3%
Earnings per diluted common share from continuing operations	$1.03	$1.25	$0.72	(17.6)%	43.1%	$3.52	$1.71	105.8%

U.S. GAAP
Net revenues	$159,426	$170,031	$128,314	(6.2)%	24.2%	$497,590	$337,619	47.4%
Net income from continuing operations	$14,668	$18,213	$6,851	(19.5)%	114.1%	$50,629	$21,877	131.4%
Earnings per diluted common share from continuing operations	$0.90	$1.11	$0.42	(18.9)%	114.3%	$3.11	$1.29	141.1%
Earnings per diluted common share	$0.90	$1.11	$0.33	(18.9)%	172.7%	$3.11	$1.06	193.4%
Pre-tax operating margin from continuing operations	16.1%	17.9%	9.4%			17.9%	9.9%

(1)
A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

(2)
A non-GAAP measure. See the "Additional Shareholder Information" section for a detailed explanation of the adjustment made to the corresponding U.S. GAAP measure. We believe that the rolling 12 month return on average tangible common shareholders' equity is a meaningful measure of our return on tangible assets deployed in the business.

For the third quarter of 2014, on a U.S. GAAP basis, net revenues from continuing operations were $159.4 million, and net income from continuing operations was $14.7 million, or $0.90 per diluted common share.
“Our results for the third quarter continue to build on our strong performance throughout the year,” said Andrew S. Duff, Chief Executive Officer and Chairman, “Record revenues in our Advisory business reflect the investments we have made in this business over the past several years and solid progress by our Investment Banking teams.”

Third Quarter Results from Continuing Operations – Non-GAAP Basis
Throughout the Adjusted Consolidated Results and Business Segment Results sections of this press release we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions, (3) compensation for acquisition-related agreements, and (4) restructuring and acquisition integration costs. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Adjusted Consolidated Results
For the third quarter of 2014, adjusted net revenues were $155.9 million, up 25% compared to $125.0 million in the third quarter of 2013 due primarily to higher advisory services revenues. Adjusted net revenues decreased 7% compared to the second quarter of 2014 due to lower equity and debt financing revenues, partially offset by higher advisory services revenues.

For the third quarter of 2014, adjusted compensation and benefits expenses were $95.9 million, up 22% compared to the third quarter of 2013 due to improved financial results. Adjusted compensation and benefits expenses decreased 6% compared to the second quarter of 2014.

For the third quarter of 2014, adjusted compensation and benefits expenses were 61.5% of adjusted net revenues, compared to 62.7% and 61.0% for the third quarter of 2013 and the second quarter of 2014, respectively. The adjusted compensation ratio decreased compared to the year-ago period due to an increased revenue base.

Adjusted non-compensation expenses were $33.1 million for the third quarter of 2014, up 14% compared to the year-ago period and essentially flat compared to the second quarter of 2014. Adjusted non-compensation expenses were higher compared to the third quarter of 2013 due primarily to one- time incremental occupancy costs related to our office space in New York City, higher third party marketing fees associated with our asset management business, and higher professional fees.

Business Segment Results
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments. The operating results of our Hong Kong capital markets business, which we shut down in 2012, and FAMCO, an asset management subsidiary sold in the second quarter of 2013, are presented as discontinued operations for all periods presented.

Capital Markets
For the quarter, Capital Markets generated adjusted pre-tax operating income of $19.8 million, compared to $9.8 million and $23.1 million in the third quarter of 2013 and the second quarter of 2014, respectively.

Adjusted net revenues were $135.9 million, up 27% compared to the year-ago period and down 6% from the second quarter of 2014.

•
Equity financing revenues of $14.3 million decreased 53% and 68% compared to the third quarter of 2013 and the second quarter of 2014, respectively. Revenues decreased compared to both periods due to fewer completed transactions and lower revenue per transaction.

•
Debt financing revenues were $14.4 million, up 13% compared to the year-ago period due to more completed transactions, and down 28% compared to the second quarter of 2014 due to fewer completed transactions.

•
Advisory services revenues were $66.3 million, up 228% and 67% compared to the third quarter of 2013 and the second quarter of 2014, respectively. Revenues increased compared to both periods due to more completed transactions and higher revenue per transaction.

•
Equity institutional brokerage revenues of $16.7 million decreased 27% compared to the third quarter of 2013 due to lower client trading volumes, the absence of block trades during the quarter and losses from our equity strategic trading activities. Revenues decreased 9% compared to the second quarter of 2014 due to lower client trading volumes and losses from our equity strategic trading activities.

•
Fixed income institutional brokerage revenues were $22.7 million, up 33% and 8% compared to the third quarter of 2013 and the second quarter of 2014, respectively. Revenues increased compared to the year-ago period due primarily to higher trading gains.

•
Management and performance fees earned from managing our alternative asset management funds were $1.4 million, compared to $1.1 million in the year-ago period and essentially flat compared to the sequential quarter.

•
Adjusted investment income, which includes gains and losses on our investments in the merchant banking fund and the municipal bond fund that we manage for third-party investors, and other firm investments, was $1.6 million, compared to $4.6 million in the year-ago period and $1.7 million in the second quarter of 2014. The decrease compared to the third quarter of 2013 was due to lower gains on our merchant banking investments.

•
Long-term financing expenses, which primarily represents interest paid on the firm's variable rate senior notes, were $1.6 million, down slightly compared to $1.8 million and $1.7 million in the third quarter of 2013 and the second quarter of 2014, respectively.

•
Adjusted operating expenses for the third quarter of 2014 were $116.1 million, up 19% compared to the third quarter of 2013. The increase primarily resulted from higher compensation expenses due to improved operating results and business expansion. Compared to the second quarter of 2014, adjusted operating expenses decreased 5% due to lower compensation expenses.

•
Adjusted segment pre-tax operating margin was 14.6% compared to 9.1% in the year-ago period and 15.9% in the second quarter of 2014. Adjusted pre-tax operating margin improved compared to the third quarter of 2013 due to higher net revenues and decreased compared to the sequential quarter due to lower net revenues.

Asset Management
For the quarter ended September 30, 2014, Asset Management generated adjusted pre-tax operating income of $7.1 million, compared to $7.7 million and $8.9 million in the third quarter of 2013 and the second quarter of 2014, respectively.

Net revenues were $20.0 million, up 11% compared to the third quarter of 2013 and down 9% compared to the second quarter of 2014. The increase compared to the year-ago period was due to higher management fees from increased assets under management (AUM) driven by net market appreciation. Net revenues declined compared to the sequential quarter due to lower investment income, and lower management fees from decreased AUM.

•
Adjusted operating expenses for the current quarter were $12.8 million, up 24% compared to the year-ago period due to higher compensation and non-compensation expenses, and down slightly compared to the second quarter of 2014.

•
Adjusted segment pre-tax operating margin was 35.7%, compared to 42.6% in the year-ago period and 40.7% in the second quarter of 2014. Adjusted segment pre-tax operating margin declined relative to the third quarter of 2013 due to higher non-compensation expenses, and declined from the sequential quarter due to lower investment income.

•
AUM was $12.2 billion at the end of the third quarter of 2014, compared to $10.6 billion in the year-ago period and $12.6 billion at the end of the second quarter of 2014. The decrease in AUM compared to sequential quarter was driven by net market depreciation.

Additional Shareholder Information*

	For the Quarter Ended
	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013
Full time employees	1,029	999	1,002
Equity financings
# of transactions	15	33	27
Capital raised	$3.5 billion	$9.2 billion	$4.8 billion
Negotiated tax-exempt issuances
# of transactions	85	112	61
Par value	$1.8 billion	$2.4 billion	$1.3 billion
Mergers & acquisitions
# of transactions	22	16	11
Aggregate deal value	$4.7 billion	$3.7 billion	$1.2 billion
Asset Management
AUM	$12.2 billion	$12.6 billion	$10.6 billion
Common shareholders’ equity	$804.6 million	$787.8 million	$707.4 million
Number of common shares outstanding (in thousands)	15,109	14,995	14,404
Rolling 12 month return on average common shareholders’ equity **	10.2%	9.2%	4.1%
Rolling 12 month return on average tangible common shareholders’ equity †	15.2%	13.9%	6.1%
Book value per share	$53.26	$52.54	$49.11
Tangible book value per share ‡	$37.05	$36.06	$31.56

*	Number of employees, transaction data, and AUM reflect continuing operations; other numbers reflect continuing and discontinued results.

**
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†    Rolling 12 month return on average tangible common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity less average goodwill and identifiable intangible assets. Management believes that the rolling 12 month return on average tangible common shareholders' equity is a meaningful measure of our return on tangible assets deployed in the business. Average common shareholders’ equity is the most directly comparable GAAP financial measure to average tangible shareholders’ equity. The following is a reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013
Average common shareholders’ equity	$759,971	$740,280	$730,347
Deduct: average goodwill and identifiable intangible assets	248,568	249,096	243,884

Average tangible common shareholders’ equity	$511,403	$491,184	$486,463

‡    Tangible book value per share is computed by dividing tangible common shareholders’ equity by common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders’ equity is the most directly comparable GAAP financial measure to tangible shareholders’ equity. The following is a reconciliation of shareholders’ equity to tangible shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013
Common shareholders’ equity	$804,633	$787,848	$707,365
Deduct: goodwill and identifiable intangible assets	244,854	247,172	252,761

Tangible common shareholders’ equity	$559,779	$540,676	$454,604

Conference Call
Andrew S. Duff, chairman and chief executive officer, and Debbra L. Schoneman, chief financial officer, will hold a conference call to review the financial results on Thur., October 23 at 9 a.m. ET (8 a.m. CT). The earnings release will be available on or after October 23 at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888)810-0209 or (706)902-1361 (international) and referencing reservation #10199975. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately 12 p.m. ET October 23 at the same Web address or by calling (855)859-2056 and referencing reservation #10199975.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tom Smith
Tel: 612 303-6336

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about general economic and market conditions (including the outlook for equity markets and the interest rate environment), the environment and prospects for corporate advisory transactions and capital markets (including our performance in specific sectors), anticipated financial results generally (including expectations regarding our non-compensation expenses, compensation and benefits expense, compensation ratio, revenue levels, operating margins, earnings per share, effective tax rate, and return on equity), current deal pipelines (or backlogs), our strategic priorities (including growth in public finance, asset management, and corporate advisory), the market positioning of and prospects for our public finance business, or other similar matters.

Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
net revenues from capital markets and corporate advisory engagements may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•
the volume of anticipated investment banking transactions as reflected in our deal pipelines (and the net revenues we earn from such transactions) may differ from expected results if there is a decline in macroeconomic conditions or the financial markets, or if the terms of any transactions are modified;

•	interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business;

•
strategic trading activities comprise a meaningful portion of our fixed income institutional brokerage revenue, and results from these activities may be volatile and vary significantly, including the possibility of incurring losses, on a quarterly and annual basis; and

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.

A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2013, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2014 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '14	3Q '14	Sept. 30,	Sept. 30,	Percent
(Amounts in thousands, except per share data)	2014	2014	2013	vs. 2Q '14	vs. 3Q '13	2014	2013	Inc/(Dec)
Revenues:
Investment banking	$94,911	$103,813	$62,848	(8.6)%	51.0%	$287,198	$156,924	83.0%
Institutional brokerage	35,923	34,528	35,318	4.0	1.7	114,485	100,076	14.4
Asset management	21,595	22,266	18,701	(3.0)	15.5	64,820	55,584	16.6
Interest	10,828	12,448	12,360	(13.0)	(12.4)	36,935	35,469	4.1
Investment income	2,690	2,921	5,279	(7.9)	(49.0)	12,379	8,285	49.4
Total revenues	165,947	175,976	134,506	(5.7)	23.4	515,817	356,338	44.8

Interest expense	6,521	5,945	6,192	9.7	5.3	18,227	18,719	(2.6)

Net revenues	159,426	170,031	128,314	(6.2)	24.2	497,590	337,619	47.4

Non-interest expenses:
Compensation and benefits	97,180	103,076	79,426	(5.7)	22.4	300,745	210,531	42.9
Occupancy and equipment	8,312	7,061	6,509	17.7	27.7	22,151	18,869	17.4
Communications	5,661	5,432	5,778	4.2	(2.0)	17,048	16,040	6.3
Floor brokerage and clearance	1,905	1,788	2,109	6.5	(9.7)	5,527	6,506	(15.0)
Marketing and business development	6,827	6,709	5,447	1.8	25.3	19,787	16,384	20.8
Outside services	9,155	9,914	8,082	(7.7)	13.3	27,837	23,745	17.2
Restructuring and integration costs	—	—	3,823	N/M	N/M	—	3,823	N/M
Intangible asset amortization expense	2,318	2,318	2,899	—	(20.0)	6,954	6,221	11.8
Other operating expenses	2,376	3,316	2,181	(28.3)	8.9	8,719	1,939	349.7
Total non-interest expenses	133,734	139,614	116,254	(4.2)	15.0	408,768	304,058	34.4

Income from continuing operations before income tax expense	25,692	30,417	12,060	(15.5)	113.0	88,822	33,561	164.7

Income tax expense	8,596	10,049	2,886	(14.5)	197.9	28,472	10,130	181.1

Income from continuing operations	17,096	20,368	9,174	(16.1)	86.4	60,350	23,431	157.6

Discontinued operations:
Loss from discontinued operations, net of tax	—	—	(1,529)	N/M	N/M	—	(3,921)	N/M

Net income	17,096	20,368	7,645	(16.1)	123.6	60,350	19,510	209.3

Net income applicable to noncontrolling interests	2,428	2,155	2,323	12.7	4.5	9,721	1,554	525.5

Net income applicable to Piper Jaffray Companies (a)	$14,668	$18,213	$5,322	(19.5)%	175.6%	$50,629	$17,956	182.0%

Net income applicable to Piper Jaffray Companies’ common shareholders (a)	$13,552	$16,717	$4,826	(18.9)%	180.8%	$46,386	$16,163	187.0%

Continued on next page

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '14	3Q '14	Sept. 30,	Sept. 30,	Percent
(Amounts in thousands, except per share data)	2014	2014	2013	vs. 2Q '14	vs. 3Q '13	2014	2013	Inc/(Dec)
Amounts applicable to Piper Jaffray Companies
Net income from continuing operations	$14,668	$18,213	$6,851	(19.5)%	114.1%	$50,629	$21,877	131.4%
Net loss from discontinued operations	—	—	(1,529)	N/M	N/M	—	(3,921)	N/M
Net income applicable to Piper Jaffray Companies	$14,668	$18,213	$5,322	(19.5)%	175.6%	$50,629	$17,956	182.0%

Earnings/(loss) per basic common share
Income from continuing operations	$0.90	$1.12	$0.42	(19.6)%	114.3%	$3.12	$1.29	141.9%
Loss from discontinued operations	—	—	(0.09)	N/M	N/M	—	(0.23)	N/M
Earnings per basic common share	$0.90	$1.12	$0.33	(19.6)%	172.7%	$3.12	$1.06	194.3%

Earnings/(loss) per diluted common share
Income from continuing operations	$0.90	$1.11	$0.42	(18.9)%	114.3%	$3.11	$1.29	141.1%
Loss from discontinued operations	—	—	(0.09)	N/M	N/M	—	(0.23)	N/M
Earnings per diluted common share	$0.90	$1.11	$0.33	(18.9)%	172.7%	$3.11	$1.06	193.4%

Weighted average number of common shares outstanding
Basic	15,066	14,958	14,621	0.7%	3.0%	14,880	15,271	(2.6)%
Diluted	15,129	15,013	14,626	0.8%	3.4%	14,934	15,284	(2.3)%

(a)
Net income applicable to Piper Jaffray Companies is the total net income earned by the Company. Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested restricted stock with dividend rights.

N/M — Not meaningful

Piper Jaffray Companies
Preliminary Segment Data from Continuing Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '14	3Q '14	Sept. 30,	Sept. 30,	Percent
(Dollars in thousands)	2014	2014	2013	vs. 2Q '14	vs. 3Q '13	2014	2013	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$14,269	$44,058	$30,010	(67.6)%	(52.5)%	$93,628	$66,085	41.7%
Debt	14,435	20,174	12,808	(28.4)	12.7	48,148	51,971	(7.4)
Advisory services	66,320	39,695	20,215	67.1	228.1	145,743	39,165	272.1
Total investment banking	95,024	103,927	63,033	(8.6)	50.8	287,519	157,221	82.9

Institutional sales and trading
Equities	16,711	18,366	22,958	(9.0)	(27.2)	59,337	65,077	(8.8)
Fixed income	22,737	21,085	17,083	7.8	33.1	69,060	49,732	38.9
Total institutional sales and trading	39,448	39,451	40,041	—	(1.5)	128,397	114,809	11.8

Management and performance fees	1,387	1,388	1,094	(0.1)	26.8	4,512	2,677	68.5

Investment income	5,224	4,998	7,892	4.5	(33.8)	20,600	14,213	44.9

Long-term financing expenses	(1,613)	(1,705)	(1,797)	(5.4)	(10.2)	(5,058)	(5,618)	(10.0)

Net revenues	139,470	148,059	110,263	(5.8)	26.5	435,970	283,302	53.9

Operating expenses	119,001	124,691	103,906	(4.6)	14.5	364,622	266,301	36.9

Segment pre-tax operating income	$20,469	$23,368	$6,357	(12.4)%	222.0	$71,348	$17,001	319.7%

Segment pre-tax operating margin	14.7%	15.8%	5.8%			16.4%	6.0%

Asset Management
Management and performance fees
Management fees	$19,738	$20,600	$17,547	(4.2)%	12.5%	$59,474	$52,191	14.0%
Performance fees	470	278	60	69.1	683.3	834	716	16.5
Total management and performance fees	20,208	20,878	17,607	(3.2)	14.8	60,308	52,907	14.0

Investment income/(loss)	(252)	1,094	444	N/M	N/M	1,312	1,410	(7.0)

Net revenues	19,956	21,972	18,051	(9.2)	10.6	61,620	54,317	13.4

Operating expenses	14,733	14,923	12,348	(1.3)	19.3	44,146	37,757	16.9

Segment pre-tax operating income	$5,223	$7,049	$5,703	(25.9)%	(8.4)%	$17,474	$16,560	5.5%

Segment pre-tax operating margin	26.2%	32.1%	31.6%			28.4%	30.5%

Total
Net revenues	$159,426	$170,031	$128,314	(6.2)%	24.2%	$497,590	$337,619	47.4%

Operating expenses	133,734	139,614	116,254	(4.2)	15.0	408,768	304,058	34.4

Pre-tax operating income	$25,692	$30,417	$12,060	(15.5)%	113.0%	$88,822	$33,561	164.7%

Pre-tax operating margin	16.1%	17.9%	9.4%			17.9%	9.9%
Segment pre-tax operating income and segment pre-tax operation margin exclude the results of discontinued operations.

Piper Jaffray Companies
Preliminary Selected Summary Financial Information from Continuing Operations (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '14	3Q '14	Sept. 30,	Sept. 30,	Percent
(Amounts in thousands, except per share data)	2014	2014	2013	vs. 2Q '14	vs. 3Q '13	2014	2013	Inc/(Dec)
Revenues:
Investment banking	$94,911	$103,813	$62,848	(8.6)%	51.0%	$287,198	$156,924	83.0%
Institutional brokerage	35,923	34,528	35,318	4.0	1.7	114,485	100,076	14.4
Asset management	21,595	22,266	18,701	(3.0)	15.5	64,820	55,584	16.6
Interest	8,028	9,451	9,605	(15.1)	(16.4)	27,835	28,892	(3.7)
Investment income	859	1,666	3,872	(48.4)	(77.8)	5,106	8,584	(40.5)
Total revenues	161,316	171,724	130,344	(6.1)	23.8	499,444	350,060	42.7

Interest expense	5,466	5,026	5,321	8.8	2.7	15,399	16,302	(5.5)

Adjusted net revenues (2)	$155,850	$166,698	$125,023	(6.5)%	24.7%	$484,045	$333,758	45.0%

Non-interest expenses:
Adjusted compensation and benefits (3)	$95,869	$101,660	$78,445	(5.7)%	22.2%	$296,729	$208,908	42.0%
Ratio of adjusted compensation and benefits to adjusted net revenues	61.5%	61.0%	62.7%			61.3%	62.6%

Adjusted non-compensation expenses (4)	$33,088	$33,042	$29,138	0.1%	13.6%	$97,245	$81,176	19.8%
Ratio of adjusted non-compensation expenses to adjusted net revenues	21.2%	19.8%	23.3%			20.1%	24.3%

Adjusted income:
Adjusted income from continuing operations before adjusted income tax expense (5)	$26,893	$31,996	$17,440	(15.9)%	54.2%	$90,071	$43,674	106.2%
Adjusted operating margin (6)	17.3%	19.2%	13.9%			18.6%	13.1%

Adjusted income tax expense (7)	10,008	11,502	5,794	(13.0)	72.7	32,657	14,580	124.0

Adjusted net income from continuing operations (8)	$16,885	$20,494	$11,646	(17.6)%	45.0%	$57,414	$29,094	97.3%
Effective tax rate (9)	37.2%	35.9%	33.2%			36.3%	33.4%

Adjusted net income from continuing operations applicable to Piper Jaffray Companies’ common shareholders (10)	$15,600	$18,811	$10,561	(17.1)%	47.7%	$52,602	$26,189	100.9%

Adjusted earnings per diluted common share from continuing operations	$1.03	$1.25	$0.72	(17.6)%	43.1%	$3.52	$1.71	105.8%

Weighted average number of common shares outstanding
Diluted	15,129	15,013	14,626	0.8%	3.4%	14,934	15,284	(2.3)%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Preliminary Adjusted Segment Data from Continuing Operations (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '14	3Q '14	Sept. 30,	Sept. 30,	Percent
(Dollars in thousands)	2014	2014	2013	vs. 2Q '14	vs. 3Q '13	2014	2013	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$14,269	$44,058	$30,010	(67.6)%	(52.5)%	$93,628	$66,085	41.7%
Debt	14,435	20,174	12,808	(28.4)	12.7	48,148	51,971	(7.4)
Advisory services	66,320	39,695	20,215	67.1	228.1	145,743	39,165	272.1
Total investment banking	95,024	103,927	63,033	(8.6)	50.8	287,519	157,221	82.9

Institutional sales and trading
Equities	16,711	18,366	22,958	(9.0)	(27.2)	59,337	65,077	(8.8)
Fixed income	22,737	21,085	17,083	7.8	33.1	69,060	49,732	38.9
Total institutional sales and trading	39,448	39,451	40,041	—	(1.5)	128,397	114,809	11.8

Management and performance fees	1,387	1,388	1,094	(0.1)	26.8	4,512	2,677	68.5

Investment income	1,648	1,665	4,601	(1.0)	(64.2)	7,055	10,352	(31.8)

Long-term financing expenses	(1,613)	(1,705)	(1,797)	(5.4)	(10.2)	(5,058)	(5,618)	(10.0)

Adjusted net revenues (2)	135,894	144,726	106,972	(6.1)	27.0	422,425	279,441	51.2

Adjusted operating expenses (12)	116,120	121,675	97,217	(4.6)	19.4	355,516	258,273	37.7

Adjusted segment pre-tax operating income (5)	$19,774	$23,051	$9,755	(14.2)%	102.7	$66,909	$21,168	216.1%

Adjusted segment pre-tax operating margin (6)	14.6%	15.9%	9.1%			15.8%	7.6%

Asset Management
Management and performance fees
Management fees	$19,738	$20,600	$17,547	(4.2)%	12.5%	$59,474	$52,191	14.0%
Performance fees	470	278	60	69.1	683.3	834	716	16.5
Total management and performance fees	20,208	20,878	17,607	(3.2)	14.8	60,308	52,907	14.0

Investment income/(loss)	(252)	1,094	444	N/M	N/M	1,312	1,410	(7.0)

Net revenues	19,956	21,972	18,051	(9.2)	10.6	61,620	54,317	13.4

Adjusted operating expenses (13)	12,837	13,027	10,366	(1.5)	23.8	38,458	31,811	20.9

Adjusted segment pre-tax operating income (13)	$7,119	$8,945	$7,685	(20.4)%	(7.4)%	$23,162	$22,506	2.9%

Adjusted segment pre-tax operating margin (6)	35.7%	40.7%	42.6%			37.6%	41.4%

Total
Adjusted net revenues (2)	$155,850	$166,698	$125,023	(6.5)%	24.7%	$484,045	$333,758	45.0%

Adjusted operating expenses (12)	128,957	134,702	107,583	(4.3)	19.9	393,974	290,084	35.8

Adjusted pre-tax operating income (5)	$26,893	$31,996	$17,440	(15.9)%	54.2%	$90,071	$43,674	106.2%

Adjusted pre-tax operating margin (6)	17.3%	19.2%	13.9%			18.6%	13.1%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2014	2014	2013	2014	2013
Net revenues:
Net revenues – U.S. GAAP basis	$159,426	$170,031	$128,314	$497,590	$337,619
Adjustments:
Revenue related to noncontrolling interests (11)	(3,576)	(3,333)	(3,291)	(13,545)	(3,861)
Adjusted net revenues	$155,850	$166,698	$125,023	$484,045	$333,758

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$97,180	$103,076	$79,426	$300,745	$210,531
Adjustments:
Compensation from acquisition-related agreements	(1,311)	(1,416)	(981)	(4,016)	(1,623)
Adjusted compensation and benefits	$95,869	$101,660	$78,445	$296,729	$208,908

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$36,554	$36,538	$36,828	$108,023	$93,527
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(1,148)	(1,178)	(968)	(3,824)	(2,307)
Restructuring and integration costs	—	—	(3,823)	—	(3,823)
Amortization of intangible assets related to acquisitions	(2,318)	(2,318)	(2,899)	(6,954)	(6,221)
Adjusted non-compensation expenses	$33,088	$33,042	$29,138	$97,245	$81,176

Income from continuing operations before income tax expense:
Income from continuing operations before income tax expense – U.S. GAAP basis	$25,692	$30,417	$12,060	$88,822	$33,561
Adjustments:
Revenue related to noncontrolling interests (11)	(3,576)	(3,333)	(3,291)	(13,545)	(3,861)
Expenses related to noncontrolling interests (11)	1,148	1,178	968	3,824	2,307
Compensation from acquisition-related agreements	1,311	1,416	981	4,016	1,623
Restructuring and integration costs	—	—	3,823	—	3,823
Amortization of intangible assets related to acquisitions	2,318	2,318	2,899	6,954	6,221
Adjusted income from continuing operations before adjusted income tax expense	$26,893	$31,996	$17,440	$90,071	$43,674

Income tax expense:
Income tax expense – U.S. GAAP basis	$8,596	$10,049	$2,886	$28,472	$10,130
Tax effect of adjustments:
Compensation from acquisition-related agreements	510	551	382	1,562	632
Restructuring and integration costs	—	—	1,487	—	1,487
Amortization of intangible assets related to acquisitions	902	902	1,039	2,623	2,331
Adjusted income tax expense	$10,008	$11,502	$5,794	$32,657	$14,580

Net income from continuing operations applicable to Piper Jaffray Companies:
Net income from continuing operations applicable to Piper Jaffray Companies – U.S. GAAP basis	$14,668	$18,213	$6,851	$50,629	$21,877
Adjustments:
Compensation from acquisition-related agreements	801	865	599	2,454	991
Restructuring and integration costs	—	—	2,336	—	2,336
Amortization of intangible assets related to acquisitions	1,416	1,416	1,860	4,331	3,890
Adjusted net income from continuing operations	$16,885	$20,494	$11,646	$57,414	$29,094

Continued on next page

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2014	2014	2013	2014	2013
Net income from continuing operations applicable to Piper Jaffray Companies' common shareholders:
Net income from continuing operations applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$13,552	$16,717	$6,213	$46,386	$19,692
Adjustments:
Compensation from acquisition-related agreements	740	794	543	2,248	892
Restructuring and integration costs	—	—	2,118	—	2,103
Amortization of intangible assets related to acquisitions	1,308	1,300	1,687	3,968	3,502
Adjusted net income from continuing operations applicable to Piper Jaffray Companies' common stockholders	$15,600	$18,811	$10,561	$52,602	$26,189

Earnings per diluted common share from continuing operations:
Earnings per diluted common share – U.S. GAAP basis	$0.90	$1.11	$0.42	$3.11	$1.29
Adjustments:
Compensation from acquisition-related agreements	0.05	0.05	0.04	0.15	0.06
Restructuring and integration costs	—	—	0.14	—	0.14
Amortization of intangible assets related to acquisitions	0.09	0.09	0.12	0.27	0.23
Adjusted earnings per diluted common share from continuing operations	$1.03	$1.25	$0.72	$3.52	$1.71
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(6)	A non-GAAP measure which represents adjusted income from continuing operations before adjusted income tax expense as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation from acquisition-related agreements, (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.

(8)
A non-GAAP measure which represents net income from continuing operations earned by the Company excluding (a) compensation expense from acquisition-related agreements, (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income from continuing operations before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) compensation from acquisition-related agreements and (b) amortization of intangible assets related to acquisitions.